Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Watson Wyatt & Company Holdings pertaining to the issuance of shares under the 2000 Long - Term Incentive Plan of our report dated August 4, 2000, relating to the financial statements and financial statement schedule included in Watson Wyatt & Company Holdings' Prospectus filed pursuant to Rule 424(b), dated October 11, 2000.

                                          PricewaterhouseCoopers LLP


Washington, DC
October 16, 2000


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